CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of the Champlain Mid Cap Fund, Champlain Small Company Fund, Frost Core Growth Equity Fund, Frost Dividend Value Equity Fund, Frost Strategic Balanced Fund, Frost Diversified Strategies Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Small Cap Equity Fund, Frost International Equity Fund, Frost Low Duration Bond Fund, Frost Total Return Bond Fund, Frost Municipal Bond Fund, Frost Low Duration Municipal Bond Fund, Frost Kempner Treasury and Income Fund, Frost LKCM Multi-Cap Equity Fund, Frost LKCM Small-Mid Cap Equity Fund, GRT Absolute Return Fund, GRT Value Fund and Reaves Select Research Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 123 to File No. 033-50718; Amendment No. 125 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our reports dated September 29, 2011, included in the 2011 Annual Reports to shareholders.


                                                           /s/ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
November 23, 2011